Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Oppenheimer

and Citigroup Global Markets Conferences

Clayton, MO, November 2, 2009 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the Oppenheimer Fourth Annual Industrials Conference in New York City on November 17, 2009 at 10:15 AM Eastern Time; and at the Citigroup Global Markets Basic Materials Conference in New York City on December 1, 2009 at 2:00 PM Eastern Time.   Olin’s management will be available for one-on-one sessions during each of the conferences.

Copies of the presentation slides for the conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2009-20